EXCLUSIVE RIGHTS, DISCLOSURE AND NON CIRCUMVENT AGREEMENT

This Agreement made on this day of December 1998 by and between International Welding Association, Kiev, Ukraine, (hereinafter referred to as "IAW"), Gas Institute of National Academy of Sciences of Ukraine, (hereinafter referred to as "GAS"), and Consortium Service Management Group, Inc. of Corpus Christi, Texas with representation offices in Kiev, Ukraine (hereinafter referred to as "CSMG").

Purpose of the Agreement

CSMG, IAW and GAS hereby agree to enter into a program of mutual cooperation for the purpose of realization of development of the technology for purifying of the methane gas and removing carbon dioxide de as well as the necessary equipment, technological improvements if necessary, testing, marketing, manufacturing, distribution and licensing of the technology for purifying of the methane gas from carbon dioxide to the level required by the customer as well as the necessary equipment.

Parties to the Agreement

IAW is a duly authorized and licensed Ukraine legal entity formed for the purpose of international marketing, bringing in investors and valuation of products developed by its members, interested entities from various countries and Paton is me of its founding members on commission from which IAW is
authorized  to  conclude   contracts  with  interested   entities  from  various
countries.

GAS is a duly authorized and licensed Ukraine legal entity of National Academy of Sciences of Ukraine.

CSMG is a corporation duly registered in the state of Texas, headquarters in Corpus Christi, Texas with representation offices in Kiev, Ukraine formed expressly for the purpose of developing commercial business opportunities in the former Soviet Union countries during its transition to a market economy.

DURATION OF THE AGREEMENT

This agreement shall be in force from the date of signature of principal executive officers representing each side. It shall remain in force for three years unless me of the sides declares in writing 'its desire to terminate any of its provisions and receives approval from the other parties. agreement may be extended by an addendum, signed by representatives of all sides, to that effect. All parties shall honor all provisions on this agreement if a grant or financing is completed with a CSMG introduced grant or funding source within two years after termination of this agreement.

SUBJECT OF THE AGREEMENT

The purpose of the project is the development of technology for purifying of the methane gas and removing carbon dioxide for the commercialization to the world markets.
OBLIGATIONS OF THE PARTIES TO THE AGREEMENT

CSMG will arrange funding for the project, evaluate market, market the project if it is marketable, coordinate the project with customers design engineers from USA to work as part of the development team, coordinate with 1AW and GAS on the project.

ln consideration of the time, energy, expense and expertise of CSMG in successfully arranging funds IAW and GAS agree to assign to CSMG the exclusive world rights for licensing, manufacturing, marketing and servicing of technology for purifying of the methane gas and removing carbon dioxide as well as the necessary equipment with marketing expected to begin in the USA, Canada and West European countries for licensing, marketing, manufacturing, and distribution. Such rights shall be shared by shared by IAW GAS as one entity and CSMG as the other on a 50%/50% basis at the whole sale level, but CSMG has first right of refusal for other markets of the world.

                                                                    Exhibit 10.9
                                                               Page 1 of 3 Pages

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CSMG has the night to attract additional  partners for marketing,  manufacturing and distribution of technology for purifying of the methane gas and removing carbon dioxide as well as the necessary equipment. The technology for purifying fying of the methane gas and removing carbon dioxide as well as the necessary
equipment   conception   haw  been  developed  and  patented  by  the  Ukrainian
scientists, patents shall be assigned to CSMG by the patent authors and GAS upon completion of a formal contact between the parties. In the event it 'is determined by all parties to this agreement that there are Important patentable inventions which make economic sense, the patent shall be issued in the name of the individual iinventor(s) and assigned to CSMG immediately upon patent filing and issuance.

Gas will prepare the budget and state the price for the technology for purifying of the methane gas from carbon dioxide as well as the necessary equipment by 31 December, 1998.

PROPRIETARY INFORMATION

For purposes associated with this agreement, it is agreed that it may be necessary for the parties to disclose "proprietary information" to each other, which disclosure shall be in accordance with the terms of this article.

As used 'In this agreement the term "proprietary information" shall mean:

Written commercial or technical information (Including financing, design and manufacturing information) disclosed by one party to the other and stated by the transmitting party in writing it is to be considered as proprietary or confidential information so 'Indicated by an appropriate notation;

Orally or visually disclosed commercial or technical information which is designated proprietary or confidential information at the time of disclosure and confirmed in writing as such within a 30 day period-,

Drawings identified 'In whiting by the transmitting party to be proprietary or confidential and so Indicated by notation;

Hardware, samples or models supplied by the transmitting party to the receiving party, unless otherwise defined in writing.

Companies, 'institutes, entities, and other business concerns introduced by CSMG or its associates shall be considered dered proprietary information of CSMG.

Each party agrees that it shall maintain the proprietary information of the other 'in confidence, and disclose such information within its organization only to those with a "need to know" and shall, without prior written consent of the other party, except as provided herein, use such information or disclose such information to any person or persons outside its organization.

The restrictions as to use and disclosure of information shall not apply to information that was already known to the other party, *in the public domain or generated independently by other source-, however, the burden of proof lies with the receiving party.

All information, contracts, parties and opportunities being introduced will be kept and held in strict confidence for a period of five years and released only on a need to know basis.

Pursuant to this agreement IAW /Gas shall provide CSMG with information on the technology for purifying of the methane gas and removing carbon dioxide. This proprietary and confidential information belongs to IAW /Gas.

CONTRACT


                                                                    Exhibit 10.9
                                                               Page 2 of 3 Pages

This agreement hereby expresses parties' intentions for commercialization of the technology for purifying of the methane gas and removing carbon dioxide. Order and conditions for realization of technology for purifying of the methane gas and removing carbon dioxide as well as the necessary equipment project will be stipulated in the official contract upon the receipt of financial availability declaration from CSMG.

Dated this           day of December 1998


                                                                    Exhibit 10.9
                                                               Page 3 of 3 Pages